EXHIBIT 31.4

I, Michael B. Clauer, certify that:

1.              I have reviewed this Amendment No. 1 to report on Form 10-K of Bemis Company, Inc.; and

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date	March 21, 2019	By	/s/ Michael B. Clauer
Michael B. Clauer, Senior Vice President and Chief Financial Officer